EXHIBIT 99.1

PRESS RELEASE

Contact:	Frederic M. Burditt
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Reports Second Quarter Earnings of $1.08 Per Share

•	Company posts record quarterly operating margins at 13.3%

•	Diluted earnings per share increased 80% over the second quarter of 2007 on revenue growth of 25%

Burlington, MA, July 30, 2008

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the second quarter ended June 29, 2008.

Revenues for the 2008 second quarter were $206.6 million, an increase of 25% from $165.9 million for the second quarter 2007. Net income for the second quarter of 2008 increased 84% to $18.4 million, or $1.08 per diluted share. Net income for the second quarter of 2007 was $10.0 million, or $0.60 per diluted share, which included $0.03 per diluted share of special charges primarily related to the consolidation of manufacturing facilities.

For the six months ended June 29, 2008, revenues were $383.2 million, an increase of 17% from $327.2 million for the comparable period in 2007. Net income for the first half of 2008 was $31.3 million, or $1.85 per diluted share, an increase of 80% from $17.4 million, or $1.05 per diluted share, from the first half of 2007.

The Company received orders totaling $197.9 million during the second quarter of 2008 a decrease of 13% from the second quarter of 2007, and a 17% decrease from the first quarter of 2008. The year-over-year reduction in activity was primarily driven by exceptional energy project orders in the second quarter of 2007. Sequentially, the reduction was due primarily to strong maritime orders and energy project orders in the first quarter of 2008. For the first six months of 2008, orders totaled $434.9 million with a second quarter 2008 ending backlog of $446.0 million. This compares to 2007 orders for the first six months of $415.2 million and a second quarter 2007 ending backlog of $373.7 million and represents year-over-year increases of 5% and 19%, respectively.

During the second quarter of 2008, the Company generated $31.6 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and,

for the first six months of 2008, the Company had free cash flow of $26.2 million. This compares favorably to the first six months of 2007 during which the Company generated zero free cash flow. The improvement from 2007 largely resulted from the sharp increase in profitability and reduced working capital needs.

Circor’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 15%, to $98.9 million from $85.7 million in the second quarter 2007, with approximately 4% of the increase due to favorable currency adjustments. Incoming orders for this segment were $101.0 million for the second quarter 2008, an increase of 2% from $99.1 million in the second quarter 2007 despite the fact that the 2007 second quarter orders included stronger multi-quarter aerospace orders. This segment’s operating margin for the second quarter 2008 was 10.9% compared to 8.7% in the second quarter of 2007, and 11.3% in the first quarter of 2008. Compared to the second quarter of 2007 improvement primarily came from price, mix of shipments, volume and productivity.

Circor’s Energy Products segment revenues increased by $27.5 million, or 34%, to $107.7 million for the quarter ended June 29, 2008 compared to $80.2 million in the quarter ended July 1, 2007. Higher foreign exchange rates, primarily the higher Euro compared to the US dollar, accounted for approximately 12% of the incremental revenue increase. Incoming orders for the quarter were $96.9 million, a decrease of 25% compared to $129.3 million in the second quarter of 2007 which included some strong multi-quarter oil and gas project orders. This segment’s operating margin was 20.4% during the second quarter of 2008 compared to 16.3% for the second quarter of 2007 and 16.2% for the first quarter of 2008. Consistent with the first quarter of 2008, margins benefited from favorable mix on large international oil and gas projects and increased unit volume, partially offset by material inflation and unfavorable currency impacts from China sourcing as the RMB continued to appreciate versus the US dollar.

Bill Higgins, Circor’s President and Chief Executive Officer, said, “Our second quarter results once again exceeded our expectations, producing another record quarter with operating margins of 13.3% compared to 9.5% for the similar period in 2007 and 11.0% in the first quarter of 2008. Also, free cash flow has greatly exceeded the first half of last year. Both segments continued to contribute with Instrumentation and Thermal Fluids operating margins 220 basis points over the second quarter of 2007 and Energy Products 410 basis points higher. These strong results are the combination of many factors including solid global end markets, favorable European currencies and a great mix of products and projects as well as a continued focus on operational improvements.”

Circor provided guidance for its third quarter 2008 results, indicating it expects earnings to be in the range of $0.90 to $1.00 per diluted share, excluding special charges.

CIRCOR International will hold a conference call to review its results on Thursday, July 31, 2008, at 1:00 pm ET. Interested parties may access the call by dialing 888-797-2994 from the US and Canada and (913) 312-6681 from international locations. A replay of the call will be available from 4:00 pm ET on Thursday, July 31, 2008, through 4:00 pm ET on Thursday, August 7, 2008. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #9284343 when prompted. The presentation slides that will be discussed in the conference call are expected to be available today, Wednesday, July 30, 2008, by 6:00 pm ET and may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website at http://www.circor.com/quarterlyearnings

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
Net revenues	$206,605	$165,937	$383,180	$327,200
Cost of revenues	139,698	116,116	261,383	232,587

GROSS PROFIT	66,907	49,821	121,797	94,613
Selling, general and administrative expenses	39,417	33,376	74,637	65,464
Special charges	—	615	160	1,305

OPERATING INCOME	27,490	15,830	47,000	27,844

Other (income) expense:
Interest income	(305)	(77)	(506)	(130)
Interest expense	282	961	629	2,232
Other (income) expense, net	248	214	648	118

Total other expense	225	1,098	771	2,220

INCOME BEFORE INCOME TAXES	27,265	14,732	46,229	25,624
Provision for income taxes	8,840	4,714	14,909	8,200

NET INCOME	$18,425	$10,018	$31,320	$17,424

Earnings per common share:
Basic	$1.09	$0.61	$1.87	$1.07
Diluted	$1.08	$0.60	$1.85	$1.05

Weighted average common shares outstanding:
Basic	16,829	16,390	16,756	16,301
Diluted	17,053	16,679	16,965	16,582

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	June 29, 2008	July 1, 2007
OPERATING ACTIVITIES
Net income	$31,320	$17,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,851	5,620
Amortization	1,332	1,258
Compensation expense of stock-based plans	2,642	1,711
Tax effect of share based compensation	(1,639)	(2,065)
Loss on sale of assets held for sale	1	210
Gain on disposal of property, plant and equipment	(60)	(28)
Equity in undistributed income of affiliates	—	43
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(13,668)	938
Inventories	(1,039)	(15,276)
Prepaid expenses and other assets	(3,044)	(6,927)
Accounts payable, accrued expenses and other liabilities	12,015	2,367

Net cash provided by operating activities	33,711	5,275

INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,267)	(4,042)
Proceeds from disposal of property, plant and equipment	162	412
Proceeds from sale of assets held for sale	311	508
Purchase of ST investments	(91,346)
Proceeds from sale of ST investments	69,306
Business acquisitions, net of cash acquired	(7,263)	—

Net cash used in investing activities	(35,097)	(3,122)

FINANCING ACTIVITIES
Proceeds from debt borrowings	54,505	45,994
Payments of debt	(53,294)	(55,616)
Dividends paid	(1,257)	(1,223)
Proceeds from the exercise of stock options	2,275	2,611
Tax effect of share based compensation	1,639	2,065

Net cash provided by (used in) financing activities	3,868	(6,169)

Effect of exchange rate changes on cash and cash equivalents	1,691	645

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,173	(3,371)
Cash and cash equivalents at beginning of year	34,662	28,652

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$38,835	$25,281

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	June 29, 2008	December 31, 2007
ASSETS
Current Assets:
Cash & cash equivalents	$38,835	$34,662
Investments	31,590	8,861
Trade accounts receivable, less allowance for doubtful accounts of $ 2,225 and $2,151, respectively	144,876	125,663
Inventories	179,953	171,661
Prepaid expenses and other current assets	6,435	3,990
Deferred income taxes	8,927	8,220
Insurance receivable	6,912	6,885
Assets held for sale	—	312

Total Current Assets	417,528	360,254

Property, Plant and Equipment, net	85,617	82,465
Other Assets:
Goodwill	184,914	169,110
Intangibles, net	47,733	47,373
Non-current insurance receivable	5,848	5,014
Other assets	1,912	12,253

Total Assets	$743,552	$676,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$91,322	$82,038
Accrued expenses and other current liabilities	77,072	72,481
Accrued compensation and benefits	19,501	21,498
Asbestos liability	9,723	9,697
Income taxes payable	14,259	7,900
Notes payable and current portion of long-term debt	388	201

Total Current Liabilities	212,265	193,815

Long-Term Debt, net of current portion	23,241	21,901
Deferred Income Taxes	19,786	19,106
Long-Term Asbestos Liability	8,774	7,062
Other Non-Current Liabilities	13,528	14,201
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,442,319 and 16,181,070 issued and outstanding, respectively	168	167
Additional paid-in capital	247,159	240,000
Retained earnings	174,689	144,644
Accumulated other comprehensive income	43,942	35,573

Total Shareholders’ Equity	465,958	420,384

Total Liabilities and Shareholders’ Equity	$743,552	$676,469

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 29, 2008	July 1, 2007	June 29, 2008	July 1, 2007
ORDERS
Instrumentation & Thermal Fluid Controls	$101,002	$99,057	$212,168	$183,828
Energy Products	96,877	129,345	222,736	231,416

Total orders	$197,879	$228,402	$434,904	$415,244

	June 29, 2008	July 1, 2007
BACKLOG
Instrumentation & Thermal Fluid Controls	$164,259	$130,224
Energy Products	281,714	243,490

Total backlog	$445,973	$373,714

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$81,296	$85,740	$85,094	$91,466	$343,596	$88,450	$98,867	$187,317
Energy Products	79,967	80,197	78,923	83,057	322,144	88,125	107,738	195,863

Total	161,263	165,937	164,017	174,523	665,740	176,575	206,605	383,180

ADJUSTED OPERATING MARGIN
Instrumentation & TFC (excl. special & asbestos charges)	8.9%	9.6%	9.3%	12.8%	10.2%	12.5%	12.6%	12.6%
Energy Products (excl. special charges)	12.7%	16.3%	17.4%	15.3%	15.4%	16.2%	20.4%	18.5%
Segment operating income (excl. special & asbestos charges)	10.8%	12.8%	13.2%	14.0%	12.7%	14.4%	16.6%	15.6%
Corporate expenses (excl. special & asbestos charges)	-2.3%	-2.3%	-3.0%	-3.1%	-2.7%	-2.6%	-2.4%	-2.5%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-0.6%	-1.1%	-2.1%	-1.1%	-0.6%	-1.0%	-0.8%
Special charges	-0.4%	-0.4%	-1.3%	0.5%	-0.4%	-0.1%	0.0%	0.0%
Total operating margin	7.4%	9.5%	7.8%	9.3%	8.5%	11.0%	13.3%	12.3%

ADJUSTED OPERATING INCOME
Instrumentation & TFC (excl. special & asbestos charges)	7,271	8,204	7,913	11,681	35,069	11,069	12,451	23,520
Energy Products (excl. special charges)	10,125	13,063	13,745	12,675	49,608	14,303	21,938	36,241

Segment operating income (excl. special & asbestos charges)	17,396	21,267	21,658	24,356	84,677	25,372	34,389	59,761
Corporate expenses (excl. special & asbestos charges)	(3,653)	(3,804)	(4,942)	(5,463)	(17,862)	(4,628)	(4,890)	(9,518)
Asbestos charges (attributable to Instrumentation & TFC)	(1,038)	(1,018)	(1,837)	(3,641)	(7,534)	(1,075)	(2,009)	(3,084)
Special charges	(691)	(615)	(2,130)	922	(2,514)	(160)	—	(160)

Total operating income	12,014	15,830	12,749	16,174	56,767	19,509	27,490	46,999

INTEREST EXPENSE, NET	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	(122)
OTHER (EXPENSE) INCOME, NET	97	(215)	1,508	(133)	1,257	(401)	(248)	(649)

PRETAX INCOME	10,893	14,731	13,513	15,886	55,023	18,963	27,265	46,228
PROVISION FOR INCOME TAXES	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(14,908)

EFFECTIVE TAX RATE	32.0%	32.0%	23.3%	36.3%	31.1%	32.0%	32.4%	32.2%
NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$31,320

Weighted Average Common Shares Outstanding (Diluted)	16,533	16,679	16,768	16,925	16,730	16,872	17,053	16,965

EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.60	$0.62	$0.60	$2.27	$0.76	$1.08	$1.85

EBIT	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$46,350
Depreciation	2,808	2,812	2,662	2,588	10,870	2,874	2,977	5,851
Amortization of intangibles	626	632	659	662	2,579	656	676	1,332

EBITDA	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$53,533

EBITDA AS A PERCENT OF SALES	9.6%	11.5%	10.7%	11.1%	10.7%	12.8%	15.0%	14.0%

CAPITAL EXPENDITURES	$1,776	$2,266	$2,844	$5,097	$11,983	$2,851	$3,416	$6,267

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2007					2008
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	YTD
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,429)	$5,439	$11,470	$30,989	$42,469	$(5,366)	$31,553	$26,187
ADD: Capital expenditures	1,776	2,266	2,844	5,097	11,983	2,851	3,416	6,267
Dividends paid	609	614	617	624	2,464	626	631	1,257

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(3,044)	$8,319	$14,931	$36,710	$56,916	$(1,889)	$35,600	$33,711

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$39,366	$29,848	$11,815	$(21,421)	$(21,421)	$(21,709)	$(46,796)	$(46,796)
ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690	38,835	38,835
Investments	87	94	100	8,861	8,861	4,036	31,590	31,590

TOTAL DEBT	$66,503	$55,223	$42,089	$22,102	$22,102	$25,017	$23,629	$23,629

NET DEBT AS % OF NET CAPITALIZATION	10%	7%	3%	-5%	-5%	-5%	-11%	-11%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH & CASH EQUIVALENTS, LESS INVESTMENTS]	$408,944	$415,386	$420,951	$398,963	$398,963	$424,670	$419,162	$419,162
LESS: Total debt	(66,503)	(55,223)	(42,089)	(22,102)	(22,102)	(25,017)	(23,629)	(23,629)
ADD: Cash & cash equivalents	27,050	25,281	30,174	34,662	34,662	42,690	38,835	38,835
Investments	87	94	100	8,861	8,861	4,036	31,590	31,590

TOTAL SHAREHOLDERS’ EQUITY	369,578	385,538	409,136	420,384	420,384	446,379	465,958	465,958
ADD: Total debt	66,503	55,223	42,089	22,102	22,102	25,017	23,629	23,629

TOTAL CAPITAL	$436,081	$440,761	$451,225	$442,486	$442,486	$471,396	$489,587	$489,587

TOTAL DEBT / TOTAL CAPITAL	15%	13%	9%	5%	5%	5%	5%	5%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$12,111	$15,615	$14,257	$16,041	$58,024	$19,108	$27,242	$46,350
LESS: Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	(122)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(14,908)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$31,320

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$15,545	$19,059	$17,578	$19,291	$71,473	$22,638	$30,895	$53,533
LESS:
Interest expense, net	(1,218)	(884)	(744)	(155)	(3,001)	(145)	23	(122)
Depreciation	(2,808)	(2,812)	(2,662)	(2,588)	(10,870)	(2,874)	(2,977)	(5,851)
Amortization of intangibles	(626)	(632)	(659)	(662)	(2,579)	(656)	(676)	(1,332)
Provision for income taxes	(3,486)	(4,713)	(3,148)	(5,765)	(17,112)	(6,068)	(8,840)	(14,908)

NET INCOME	$7,407	$10,018	$10,365	$10,121	$37,911	$12,895	$18,425	$31,320